UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2011

Krispy Kreme Doughnuts, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 001-16485

North Carolina	56-2169715
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

370 Knollwood Street, Winston-Salem, North	27103
Carolina	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2011, Steven A. Lineberger submitted his resignation to Krispy Kreme Doughnuts, Inc. (the “Company”) as the Company’s Senior Vice President – Corporate Strategy Development and President – U.S. Franchise Operations in order to pursue other opportunities. Mr. Lineberger has been a valued member of the Krispy Kreme team since 2006, and has held various positions throughout his tenure with the Company. Mr. Lineberger’s resignation will be effective on August 1, 2011.

On July 7, 2011, the Company announced that Cindy Bay has been promoted to the position of Senior Vice President – U.S. Franchises and Company Stores, effective August 1, 2011. She has served for the past three years as Senior Vice President – Company Store Operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release (“Krispy Kreme Names Cindy Bay SVP of US Franchises and Company Stores”), dated July 7, 2011, is being furnished pursuant to Item 5.02.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Date: July 13, 2011	By:	/s/ Douglas R. Muir
Douglas R. Muir
Chief Financial Officer